Exhibit No. 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the inclusion in this registration statement on Form SB-2/A of our report dated July 26, 1999 on our audit of the financial statements of Smith River Bankshares, Inc., a development stage enterprise, as of June 30, 1999 and for the period December 15, 1998 (date of inception) through June 30, 1999. We also consent to the reference to our firm under the caption "Experts".



                                                      MCLEOD & COMPANY


          Roanoke, Virginia
          October 21, 1999